Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports

2016 Third Quarter Financial Results

Third Quarter 2016 Highlights:

●	Tour Revenues increased 21% to $70.8 million.
●	Net Income increased 68% to $7.4 million.
●	Adjusted EBITDA increased 10% to $17.4 million.
●	Lindblad segment Net Yield increased 8% to $1,008.
●	Lindblad segment Occupancy increased to 90.8%.
●	Stock and warrant repurchase plan increased to a total of $35.0 million.

NEW YORK, November 4, 2016 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the third quarter ended September 30, 2016.

Sven-Olof Lindblad, President and Chief Executive Officer, said “Lindblad’s ability to expand our Net Yield and maintain occupancy despite current headwinds speaks to the strength of our operating model and the appeal of our differentiated brand. While quarterly results can fluctuate depending on a variety of planned and unplanned factors, we remain confident in the long-term growth opportunity we have in front of us as we introduce new vessels and expand our itineraries to further capitalize on the growing demand for high quality, immersive expedition travel.”

THIRD QUARTER RESULTS

Tour Revenues

Third quarter tour revenues of $70.8 million increased $12.2 million, or 21%, as compared to the third quarter of 2015, primarily due to contributions from Natural Habitat, which was acquired in May of 2016. Lindblad segment revenue of $56.2 million decreased $2.4 million, or 4%, compared to the third quarter of 2015 primarily due to a $1.3 million decrease in guest ticket revenues as an increase in pricing, due to higher rates and changes in itineraries, was more than offset by a 9% decrease in Available Guest Nights.

Lindblad segment Net Yield increased 8% in the third quarter to $1,008 as compared to the same period a year ago, primarily as a result of increased pricing. The decline in Available Guest Nights was mainly due to the planned repositioning of certain vessels, as well as from the cancellation of a voyage on the National Geographic Orion for unplanned maintenance. Occupancy increased to 90.8% compared with 90.5% in the third quarter of 2015.

Net Income

Net Income of $7.4 million for the third quarter 2016, $0.16 per diluted share, increased $3.0 million as compared with $4.4 million, $0.10 per diluted share, in the third quarter a year ago, primarily due to $5.5 million in costs related to the merger with Capitol Acquisition Corp. II in the third quarter of 2015.

Adjusted EBITDA

Third quarter Adjusted EBITDA of $17.4 million increased $1.6 million, or 10%, compared to the same period in 2015, due to a $0.9 million increase at the Lindblad segment and $0.6 million from Natural Habitat. Lindblad segment Adjusted EBITDA of $16.7 million increased 6% as lower cost of tours, primarily from a decline in air and fuel expenses, was partially offset by the decrease in revenue and additional public company costs. Adjusted Net Cruise Cost per Available Guest Night increased 4% to $664 in the third quarter as compared to $638 in the same period a year ago as the lower cost of tours was offset by the impact of a 9% decrease in Available Guest Nights.

Liquidity

The Company’s cash and cash equivalents were $149.0 million at September 30, 2016 as compared with $206.9 million at December 31, 2015. The decrease primarily reflects the $15.7 million in cash generated from operations, which was more than offset by purchases of property and equipment of $50.6 million, mostly related to the new ships, and by net cash used in the acquisition of Natural Habitat of $9.9 million. The current year also reflects $5.4 million of cash used to repurchase warrants.

Free cash flow use of $34.9 million for the nine months ended September 30, 2016 was a decline of $57.1 million from the comparable period in 2015 as the improved operating results were offset by spending on the new ships and other capital expenditures. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

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Segment Results

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
(In thousands)	2016	2015	% Change	2016	2015	% Change

Tour revenues:
Lindblad	$56,175	$58,561	(4%)	$165,936	$163,513	1%
Natural Habitat	14,599	-	NA	20,282	-	NA
Total tour revenues	$70,774	$58,561	21%	$186,218	$163,513	14%

Operating income (loss):
Lindblad	$9,863	$5,759	71%	$19,038	$16,143	18%
Natural Habitat	306	-	NA	(488)	-	NA
Total operating income	$10,169	$5,759	77%	$18,550	$16,143	15%

Adjusted EBITDA:
Lindblad	$16,741	$15,834	6%	$40,117	$42,056	(5%)
Natural Habitat	625	-	NA	42	-	NA
Total adjusted EBITDA	$17,366	$15,834	10%	$40,159	$42,056	(5%)

LINDBLAD FLEET ACTIVITIES

The National Geographic Endeavour II is on schedule for deployment at the end of the fourth quarter and will operate year-round in the Galápagos Islands, replacing the National Geographic Endeavour. In December 2016, the Company will expand its travel offerings with new expeditions in Cuba aboard the 42-guest Panorama II. The vessel is chartered for two years and will operate on a seasonal basis from December through March.

Additionally, the Company’s two newbuild coastal vessels are proceeding on schedule. The first vessel, National Geographic Quest, is expected to be delivered in the second quarter of 2017 and will sail in Alaska and British Columbia during the summer of 2017 before voyaging to Costa Rica and Panama to provide expeditions for the Northern Hemisphere winter season. The second vessel is expected to be delivered in the second quarter of 2018.

STOCK AND WARRANT REPURCHASE PLAN

The Company’s Board of Directors has approved a $15.0 million increase to the stock and warrant repurchase plan to a total of $35.0 million. This plan, which was authorized in November 2015, authorizes the Company to purchase from time to time the Company's outstanding common stock and warrants through open market repurchases and/or in privately negotiated transactions based on market and business conditions, applicable legal requirements and other factors. To date, the Company has repurchased 4.06 million of its warrants for $10.9 million and now has $24.1 million remaining under the plan.

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FULL YEAR 2016

As of October 31, 2016, the Lindblad segment had 95% of full year 2016 projected guest ticket revenues on the books.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules beginning on page 9.

Conference Call Information

The Company has scheduled a conference call at 8:30 a.m. Eastern Time on November 4, 2016 to discuss the earnings of the Company. The conference call can be accessed by dialing (844) 378-6487 (United States), (855) 669-9657 (Canada) or (412) 542-4182 (outside the U.S.). A replay of the call will be available at the Company’s investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiary, Natural Habitat Adventures, an adventure travel and ecotourism company with a focus on responsible nature travel.

Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat’s adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

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Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) changes adversely affecting the business in which the Company is engaged; (ii) management of the Company’s growth and its ability to execute on its planned growth; (iii) general economic conditions; (iv) the Company’s business strategy and plans; (v) compliance with applicable laws and regulations; (vi) compliance with the financial and/or operating covenants in the Company’s amended and restated credit agreement; (vii) adverse publicity regarding the cruise industry in general; (viii) loss of business due to competition; (ix) the result of future financing efforts; (x) the inability to meet revenue and Adjusted EBITDA projections; and (xi) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	As of
	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$149,017	$206,903
Restricted cash and marketable securities	10,367	8,460
Inventories	1,591	1,746
Marine operating supplies	4,195	4,969
Prepaid expenses and other current assets	20,742	12,266
Total current assets	185,912	234,344

Property and equipment, net	164,486	125,471
Goodwill and other intangibles	27,953	-
Other long-term assets	13,334	12,355
Operating rights	5,683	6,227
Deferred tax assets	4,497	3,216
Total assets	$401,865	$381,613

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$84,620	$76,604
Accounts payable and accrued expenses	19,943	25,968
Long-term debt - current	1,750	1,750
Total current liabilities	106,313	104,322

Long-term debt, less current portion	164,020	162,693
Other long-term liabilities	699	677
Total liabilities	271,032	267,692

COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	4,856	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized;
0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized;
45,968,480 and 45,224,881 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	5	5
Additional paid-in capital	46,590	48,073
Retained earnings	79,382	65,843
Total stockholders' equity	125,977	113,921
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$401,865	$381,613

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015

Tour revenues	$70,774	$58,561	$186,218	$163,513

Cost of tours	32,446	25,444	87,111	71,331
Gross profit	38,328	33,117	99,107	92,182

Operating expenses:
General and administrative	12,915	9,684	36,740	27,518
Selling and marketing	10,164	9,482	29,294	26,919
Merger-related expenses	-	5,503	-	13,266
Depreciation and amortization	5,080	2,689	14,523	8,336
Total operating expenses	28,159	27,358	80,557	76,039

Operating income	10,169	5,759	18,550	16,143

Other (expense) income:
(Loss) gain on foreign currency	(5)	148	(291)	(46)
Gain on transfer of assets	-	-	-	7,502
Other income, net	(38)	(24)	(38)	5,000
Interest expense, net	(2,476)	(2,948)	(7,914)	(8,026)
Total other (expense) income	(2,519)	(2,824)	(8,243)	4,430

Income before income taxes	7,650	2,935	10,307	20,573

Income tax expense (benefit)	203	(1,481)	(3,113)	389

Net income	$7,447	$4,416	$13,420	$20,184

Net income (loss) attributable to noncontrolling interest	29	-	(119)	-

Net income attributable to Lindblad	$7,418	$4,416	$13,539	$20,184

Weighted average shares outstanding
Basic	45,776,443	45,004,393	45,639,608	44,814,354
Diluted	46,541,257	46,456,315	46,329,880	45,544,382

Earnings per share attributable to Lindblad
Basic	$0.16	$0.10	$0.30	$0.45
Diluted	$0.16	$0.10	$0.29	$0.44

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net income	$13,420	$20,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,523	8,336
Amortization of National Geographic fee	2,180	670
Amortization of debt discount, deferred financing and other costs	2,582	2,733
Stock-based compensation	3,982	3,641
Deferred income taxes	(3,709)	385
Loss on currency translation	291	46
Gain on transfer of assets	-	(7,502)
Changes in operating assets and liabilities
Inventories and marine operating supplies	1,505	761
Prepaid expenses and other current assets	1,098	1,092
Unearned passenger revenues	(8,620)	538
Other long-term assets	(3,159)	-
Other long-term liabilities	22	192
Accounts payable and accrued expenses	(8,430)	(716)
Net cash provided by operating activities	15,685	30,360

Cash Flows From Investing Activities
Purchase of investment in CFMF	-	(68,088)
Acquisition of Natural Habitat, Inc., net of cash acquired	(9,946)	-
Purchases of property and equipment	(50,598)	(8,143)
Advance from shareholder	-	1,501
Purchase of restricted cash and marketable securities	(1,907)	(949)
Net cash used in investing activities	(62,451)	(75,679)

Cash Flows From Financing Activities
Proceeds from long-term debt	-	175,000
Net proceeds from merger	-	186,806
Payments to shareholders for the merger	-	(90,000)
Payment of deferred financing costs	(1,565)	(10,944)
Repayments of long-term debt	(1,312)	(41,441)
Proceeds used in exchange of option shares	(2,695)	(4,850)
Repurchase of warrants	(5,420)	-
Net cash (used in) provided by financing activities	(10,992)	214,571
Effect of exchange rate changes on cash	(128)	(179)
Net (decrease) increase in cash and cash equivalents	(57,886)	169,073

Cash and cash equivalents as of beginning of period	206,903	39,679
Cash and cash equivalents as of end of period	$149,017	$208,752

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$7,427	$4,550
Income taxes	$992	$387

Non-cash investing and financing activities:
Acquisition of Natural Habitat, Inc.:
Total purchase price consideration	$20,025	$-

Consideration consisted of:
Cash paid to acquire Natural Habitat, Inc.	$(14,850)	$-
Non-cash consideration - long-term debt	(2,525)	-
Non-cash consideration - Lindblad restricted shares	(2,650)	-

Investment in CFMF liquidation of Junior debt asset, warrant	$-	$84,903
CFMF liquidation of Junior debt long-term debt, additional paid-in capital	-	(84,903)
Transfer from inventories and marine operating supplies	-	(414)
Transfer to property and equipment, net	-	414
Additional paid-in capital exercise proceeds of option shares	1,123	2,240
Additional paid-in capital exchange proceeds used for option shares	(1,123)	(2,240)

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(In thousands, except guest metrics)

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

Consolidated

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$7,447	$4,416	$13,420	$20,184
Income tax expense (benefit)	203	(1,481)	(3,113)	389
Interest expense, net	2,476	2,948	7,914	8,026
Depreciation and amortization	5,080	2,689	14,523	8,336
Loss (gain) on foreign currency translation	5	(148)	291	46
Gain on transfer of assets	-	-	-	(7,502)
Other income, net	38	24	38	(5,000)
Stock-based compensation	1,359	1,213	3,982	3,641
National Geographic fee amortization	727	670	2,180	670
Acquisition-related expenses	31	-	924	-
Merger-related expenses	-	5,503	-	13,266
Adjusted EBITDA - Consolidated	$17,366	$15,834	$40,159	$42,056

Reconciliation of Operating Income to Adjusted EBITDA

Lindblad Segment

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income	$9,863	$5,759	$19,038	$16,143
Depreciation and amortization	4,761	2,689	13,993	8,336
Stock-based compensation	1,359	1,213	3,982	3,641
National Geographic fee amortization	727	670	2,180	670
Acquisition-related expenses	31	-	924	-
Merger-related expenses	-	5,503	-	13,266
Adjusted EBITDA - Lindblad segment	$16,741	$15,834	$40,117	$42,056

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

Natural Habitat Segment

	For the Three Months Ended September 30,		For the Period May 5, 2016 to September 30,
	2016	2015	2016	2015
Operating income (loss)	$306	$-	$(488)	$-
Depreciation and amortization	319	-	530	-
Adjusted EBITDA - Natural Habitat segment	$625	$-	$42	$-

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(In thousands, except guest metrics)

(Unaudited)

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

	For the Nine Months Ended September 30,
	2016	2015

Net cash provided by operating activities	$15,685	$30,360
Less: purchases of property and equipment	(50,598)	(8,143)
Free Cash Flow	$(34,913)	$22,217

Guest Metrics - Lindblad Segment

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Available Guest Nights	48,595	53,235	141,665	144,399
Guest Nights Sold	44,139	48,200	129,633	132,007
Occupancy	90.8%	90.5%	91.5%	91.4%
Maximum Guests	6,177	6,391	17,118	17,001
Number of Guests	5,632	5,817	15,742	15,623
Voyages	84	86	231	226

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(In thousands, except guest metrics)

(Unaudited)

Calculation of Gross Yield and Net Yield - Lindblad Segment

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Guest ticket revenues	$50,089	$51,427	$146,613	$142,381
Other tour revenues	6,086	7,134	19,323	21,132
Tour Revenues	56,175	58,561	165,936	163,513
Less: Commissions	(3,957)	(4,205)	(11,725)	(11,329)
Less: Other tour expenses	(3,211)	(4,570)	(11,757)	(12,682)
Net Revenue	$49,007	$49,786	$142,454	$139,502
Available Guest Nights	48,595	53,235	141,665	144,399
Gross Yield	$1,156	$1,100	$1,171	$1,132
Net Yield	1,008	935	1,006	966

Calculation of Net Cruise Cost Metrics - Lindblad Segment

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of tours	$22,239	$25,444	$72,632	$71,331
Plus: Merger-related expenses	-	5,503	-	13,266
Plus: Selling and marketing	8,848	9,482	27,511	26,919
Plus: General and administrative	10,464	9,684	32,762	27,518
Gross Cruise Cost	41,551	50,113	132,905	139,034
Less: Commission expense	(3,957)	(4,205)	(11,725)	(11,329)
Less: Other tour expenses	(3,211)	(4,570)	(11,757)	(12,682)
Net Cruise Cost	34,383	41,338	109,423	115,023
Less: Fuel expense	(1,645)	(2,107)	(5,307)	(6,831)
Net Cruise Cost Excluding Fuel	32,738	39,231	104,116	108,192
Non-GAAP Adjustments:
Stock-based compensation	(1,359)	(1,213)	(3,982)	(3,641)
National Geographic fee amortization	(727)	(670)	(2,180)	(670)
Acquisition-related expenses	(31)	-	(924)	-
Merger-related expenses	-	(5,503)	-	(13,266)
Adjusted Net Cruise Cost Excluding Fuel	$30,621	$31,845	$97,030	$90,615
Available Guest Nights	48,595	53,235	141,665	144,399
Gross Cruise Cost per Available Guest Night	$855	$941	$938	$963
Net Cruise Cost per Available Guest Night	708	777	772	797
Net Cruise Cost Excluding Fuel per Available Guest Night	674	737	735	749
Adjusted Net Cruise Cost per Available Guest Night	664	638	722	675
Adjusted Net Cruise Cost Excl. Fuel per Available Guest Night	630	598	685	628

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(In thousands, except guest metrics)

(Unaudited)

Operational and Financial Metrics

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments. Other supplemental adjustments include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense, and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as unearned passenger revenues, capital expenditures and related depreciation, principal and interest payments, and tax payments. The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses.

Available Guest Nights is a measurement of capacity and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. The Company also records the number of guest nights available on its limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus merger-related expenses, selling and marketing expense, and general and administrative expense.

Gross Yield represents tour revenues divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Revenue represents tour revenues less commissions and direct costs of other tour revenues.

Net Yield represents Net Revenue divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with the Company in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.

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